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                       SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Date of report: May 18, 1999


                         FRANKLIN AMERICAN CORPORATION
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             (Exact name of Registrant as specified in its charter)

         State of Incorporation:                     Tennessee
         Commission File Number:                     0-18748
         I.R.S. Employer Identification Number:      62-1365451


       377 Riverside Drive, Fourth Floor, Franklin, Tennessee 37068-1389
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (615) 790-0464

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(Former name or former address, if changed since last report)



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                         FRANKLIN AMERICAN CORPORATION


ITEM 5.  OTHER EVENTS.

         On April 20, 1999, the Insurance Department of the State of Mississippi (the "Department") issued Notices of Administrative Supervision (the "Notices") with respect to the following Subsidiaries of the Company, each of which is an insurance company domiciled in the State of Mississippi:
Franklin Protective Life Insurance Company, and Family Guaranty Life Insurance Company (the "Mississippi Subsidiaries"). Each Notice states that the Commissioner of Insurance (the "Commissioner") has received documentary information that as of March 29, 1999 a change of control of the Company may have occurred without the prior approval of the Commissioner as required under Mississippi law as a result of a transaction between the Thunor Trust (which owns 84% of the outstanding common stock of the Company) and St. Francis of Assisi Foundation. The Notice recites that on April 29, 1999 documents were filed with the Department that indicate that, contrary to information previously received by the Department, St. Francis of Assisi Foundation is not the "sole owner and sole beneficiary" of the Thunor Trust, but is only an additional grantor of funds and an additional beneficiary.

         On May 10, 1999 the Department petitioned the Chancery Court of Hinds County, Mississippi to place the Mississippi Subsidiaries in Rehabilitation, which petition was granted. The Order of Rehabilitation entered by the Court states that it appears to the Court that "management of (the Mississippi Subsidiaries) is unable to substantiate to the Commissioner of Insurance of the State of Mississippi the asset capitalization it has claimed."

         On May 11, 1999 the Franklin American Life Insurance Company, a Tennessee domiciled Subsidiary of the Company, consented to be placed in Rehabilitation.

         The Orders of Rehabilitation provide for proceedings similar to a receivership, whereby each state's Commissioner is to take possession of the assets of the Subsidiaries and to administer them under the general supervision of the court and all title of the assets will be vested in the Commissioner as Rehabilitator. The Commissioner(s) will conduct the business of each Subsidiary and take all steps that such Commissioner deems necessary and appropriate to reform and revitalize the Subsidiaries.

         It has been alleged that a substantial portion of the Subsidiaries assets have been misappropriated. The extent of the impairment of the assets of the Subsidiaries due to the alleged misappropriation cannot be determined at this time, pending the recovery of those assets which are the subject of a lawsuit filed in the United States District Court for the Middle District of Tennessee by the Subsidiaries against Liberty National Securities, Inc. a Michigan corporation which served as custodian for the Subsidiaries.

         At such time as the Company is able to verify the extent of the losses and verify the accuracy of its financial statements the Company plans to file its 10-QSB for the quarter ended March 31, 1999.



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                                                    Commission File No. 0-18748



                         FRANKLIN AMERICAN CORPORATION



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Date:  May 17, 1999

                                        FRANKLIN AMERICAN CORPORATION,
                                        REGISTRANT




                                        BY: /S/ John A. Hackney
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                                        John A. Hackney, Chairman and
                                        Chief Executive Officer



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